Memorandum Attached to
                  Contract of Permission for Operating Business
                      of Selling Merchandize and Souvenirs
                        at Bangkok International Airport
                       No. 6-01/2541 dated 2 October 1997
                                   Amendment 1


This memorandum is made at the Airports Authority of Thailand on 28 September 1999 between the Airports Authority of Thailand, represented by Flight Lieutenant Pradit Mongkonapiban, Deputy Managing Director, Acting Managing Director of the Airports Authority of Thailand, hereinafter called "AAT" of one part, and J.M.T. Group Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, which has change its name to King Power Tax Free Co., Ltd. on 30 September 1997, with the head office at 26th-27th Floors, Siam Tower, 989 Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, represented by Mr. Viratana Suntaranond, the person empowered to enter juristic act binding King Power Tax Free Co., Ltd. according to the Certificate No. Phor.Hor. 0011128 dated 4 August 1999 issued by the Office of Partnership/Company Registration, Bangkok Metropolis, hereinafter called the "Company" of the other part.

Whereas AAT has agreed to granted a permission and the Company has agreed to received the permission for operating business of selling merchandize and souvenirs at the Bangkok International Airport, according to the Agreement No. 6-01/2541 dated 2 October 1997, for a period of five years, from 1 April 1998 to 31 March 2003 and whereas the Company has changed its name from "J.M.T. Group Co., Ltd." to "King Power Tax Free Co., Ltd." on 30 September 1997, and AAT has agreed to adjust remuneration for granting the permission for operating business of selling merchandize and souvenirs at the Bangkok International Airport, and to change the performance guarantee of the said contract.

Therefore, AAT and the Company agree to enter into his Memorandum as follows :

1. In the Contract No. 6-01/2541 dated 2 October 1997, where J.M.T. Group Co., Ltd. is indicated as a party to the contract, it is changed to King Power Tax Free Co., Ltd.

2. AAT agrees to grant a discount the remuneration for granting the permission for operating business of selling merchandize and souvenirs at the Bangkok International Airport, according to the Contract No. 6-01/2541 dated 2 October 1997, to the Company by Baht 9,754,215.84 (Nine Million Seven Hundred Fifty-Four Thousand Two Hundred Fifteen Baht Eighty-Four Satang) per month, not including the value added tax, retroactive to 1 September 1998. This shall be in effect until AAT has arranged and handed over the new leased premises as replacement of Zone No. 3342 E. AAT has leased out Zone No. 3342 E to the Company according to the Agreement No. 1-01/2541 dated 2 October 1997, and the lease was subsequently cancelled since 1 September 1998. After AAT has arranged and handed over the new leased premises, if the space appears not to be the same as previous, AAT shall collect additional remuneration at the rates specified in the Contract No. 6-01/2541 effective the date of handing over.

3. AAT agrees to grant a discount the remuneration for granting the permission for operating business of selling merchandize and souvenirs at the Bangkok International Airport, according to the Contract No. 6-01/2541 dated 2 October 1997, to the Company by Baht 5,840,609.77 (Five Million Eight Hundred Forty Thousand Six Hundred and Nine Baht Seventy-Seven Satang) per month, not including the value added tax, retroactive to 1 March 1999 until construction of the extension of the arrival lounge and the departure lounge of the International Passengers Terminal (AIRSIDE) of the Bangkok International Airport has been completed and AAT has handed over an area of not less than 298.50 sqm. to the Company accordingly. After handing over the said area, AAT shall collect remuneration for the additional space (not including the value added tax) as follows :

     - From 1 April 1998 to 31 March 1999, Baht 38,125.93 (Thirty-Eight Thousand One Hundred Twenty-Five Baht Ninety-Three Satang) per square metre per month

     - From 1 April 1999 to 31 March 2000, Baht 40,032.23 (Forty Thousand Thirty-Two Baht Twenty-Three Satang) per square metre per month

     - From 1 April 2000 to 31 March 2001, Baht 42,033.84 (Forty-Two Thousand Thirty-Three Baht Eighty-Four Satang) per square metre per month

     - From 1 April 2001 to 31 March 2002, Baht 44,555.87 (Forty-Four Thousand Five Hundred Fifty-Five Baht Eighty-Seven Satang) per square metre per month

     - From 1 April 2002 to 31 March 2003, Baht 47,229.22 (Forty-Seven Thousand Two Hundred Twenty-Nine Baht Twenty-Two Satang) per square metre per month

4. The Company agrees to pay additional remuneration for receiving the permission for operating business of selling merchandize and souvenirs at the Bangkok International Airport, according to the Contract No. 6-01/2541 dated 2 October 1997, to AAT by Baht 2,000,000.00 (Two Million Baht Only) per month, not including the value added tax, from 1 March 1999 to 23 June 1999.

5. Clause 4 of the Contract No. 6-01/2541 dated 2 October 1997 shall be repealed and replaced with the following :

     "4.       Performance Guarantee

     The Company shall deposit cash or submit Letter of Guarantee of a local bank to AAT for an amount equivalent to five times of the monthly remuneration of each year of the contract under the following conditions :

     4.1       Performance Guarantee for each year shall be


----------------------------------------------------------------------------
Year                         Validity                             Amount
----  ------------------------------------------------------  --------------
         Validity of Contract        Validity of Guarantee       (Baht)
----  --------------------------  --------------------------  --------------
1     1 April 1998-31 March 1999  1 April 1998-31 March 2003  232,500,000.00
2     1 April 1999-31 March 2000  1 April 1999-31 March 2003  244,125,000.00
3     1 April 2000-31 March 2001  1 April 2000-31 March 2003  256,331,250.00
4     1 April 2001-31 March 2002  1 April 2001-31 March 2003  271,711,125.00
5     1 April 2002-31 March 2003  1 April 2002-31 March 2003  288,013,792.50
----------------------------------------------------------------------------


     4.2 The Company shall submit the first performance guarantee with the same validity as the contract and submit the subsequent one with the increased amount at least 30 days prior to commencement of the contract of that particular year.

     4.3 During validity of the contract, if the remuneration shall be increased in any year, the Company shall submit the performance guarantee additional to be equivalent to five times of the monthly remuneration of that particular year, and increasing by 5%, 5%, 6% and 6% in year 2, 3, 4 and 5 respectively. The validity of the Letter of Guarantee shall be the same as that of the contract.

     The above performance guarantee shall be returned after the Company has been relieved from all obligations under the contract."

     The effective date is retroactive to 22 December 1998.

6. The contents of the Contract No. 6-01/2541 dated 2 October 1997, besides having been amended in Clause 1 to Clause 5 of this memorandum, shall remain in force.

7.   The effective date of this memorandum is retroactive to 1 April 1998.

This memorandum is made in duplicated copies. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.




                    AAT                                 The Company


                - signed -                               - signed -
(Flight Lieutenant Pradit Mongkonapiban)        (Mr. Viratana Suntaranond)
                                         (Seal of King Power Tax Free Co., Ltd.)


                   Witness                                Witness


                - signed -                               - signed -
          (Mr. Sukwat Chayakorn)                     (Mr. Krit Phakakit)